UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2018
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APARTMENT INVESTMENT AND MANAGEMENT COMPANY
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)
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MARYLAND (Apartment Investment and Management Company)	1-13232	84-1259577
DELAWARE (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
4582 SOUTH ULSTER STREET
SUITE 1100, DENVER, CO 80237
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 757-8101
NOT APPLICABLE
 (Former name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on February 22, 2018, the Compensation and Human Resources Committee of the Board of Directors of Apartment Investment and Management Company (“Aimco” or the “Company”) approved the Apartment Investment and Management Company Executive Severance Policy (the “Policy”). The Policy replaces any existing employment arrangement between the Company and the Eligible Executives (as defined below) regarding severance or Change in Control (as defined in the Policy). The Company’s Executive Vice Presidents, as determined on the records of the Company and any other entities through which the operations of the Company are conducted, are eligible for benefits under the Policy (the “Eligible Executives”). The Chief Executive Officer, Terry Considine, is not an Eligible Executive under the Policy.
Term
The Policy shall remain in effect, subject to amendment, until terminated by the Board of Directors of the Company (the “Board”). The Board may terminate or amend the Policy at any time, provided ninety (90) days’ prior notice must be provided to any Eligible Executive if the termination or amendment of the Policy materially or adversely affects the rights of such Eligible Executive.
Severance Benefits Absent a Change in Control
Under the Policy, if the Company terminates an Eligible Executive’s employment without Cause (as defined in the Policy), or if the Eligible Executive terminates his or her employment for Good Reason (as defined in the Policy), the Eligible Executive shall be eligible to receive the following benefits.

•
a lump sum payment equal to the sum of (A) the annual base salary for the calendar year of the date of termination, and (B) the average annual bonus paid to the Eligible Executive in the most recent three (3) years;

•	18 months of continued health benefits coverage; and

•	payment of accrued base salary and vacation and any previously awarded but unpaid bonus (“Accrued Rights”).
The vesting and exercise of any equity awards held by an Eligible Executive on the date of termination shall be determined in accordance with the applicable incentive plan and award agreement.
Severance Benefits in Connection with a Change in Control
Under the terms of the Policy, if the Company terminates an Eligible Executive’s employment without Cause, or if the Eligible Executive terminates his or her employment for Good Reason, in either case within the period commencing six (6) months prior to and ending twelve (12) months following a Change in Control, then in lieu of the severance benefits described above the Eligible Executive shall be eligible to receive the following benefits:

•
a lump sum payment equal to two (2) times the sum of (A) the annual base salary for the calendar year of the date of termination, and (B) the average annual bonus paid to the Eligible Executive in the most recent three (3) years;

•	18 months of continued health benefits coverage;

•	payment of Accrued Rights; and

•	100% accelerated vesting of unvested equity awards.
Termination by Reason of Death or Disability
Under the terms of the Policy, if the employment of the Eligible Executive is terminated by reason of the Eligible Executive’s death or disability, the Eligible Executive shall be eligible to receive the following benefits:

•	a pro-rated bonus for the year of termination; and

•	payment of Accrued Rights.
In addition, the vesting and exercise of any equity awards held by the Eligible Executive as of his or her death or disability shall be determined in accordance with the applicable incentive plan and award agreement.
In the event that any payment or benefit payable to an Eligible Executive under the Policy would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) then such payments and benefits will either be made and/or provided in full or shall be reduced such that the excise tax under Section 280G is not applicable, whichever is least economically disadvantageous to the Eligible Executive. The Policy does not provide for any excise tax or other tax “gross-up” payment.
All payments and other benefits under the Policy are subject to applicable withholding obligations, the Eligible Executive’s granting of a release of all claims, and compliance with certain non-competition, non-disclosure and non-solicitation covenants.
The foregoing description of the Policy is qualified in its entirety by reference to the full text of the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Apartment Investment and Management Company Executive Severance Policy effective February 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 26, 2018

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Paul Beldin
	Name:	Paul Beldin
	Title:	Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, Inc., its General Partner
By:	/s/ Paul Beldin
	Name:	Paul Beldin
	Title:	Executive Vice President and Chief Financial Officer